UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 3, 2023

Bioventus Inc.

(Exact name of registrant as specified in charter)

Delaware	001-37844	81-0980861
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

4721 Emperor Boulevard, Suite 100

Durham, North Carolina 27703

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (919) 474-6700

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common Stock, $0.001 par value per share	BVS	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Explanatory Note

This Amendment No. 1 to Current Report on Form 8-K/A (the “Amendment”) is being filed to amend the Current Report on Form 8-K of Bioventus Inc. (the “Company”) filed on April 5, 2023 (the “Original 8-K”). The Amendment updates certain disclosures in the Original 8-K based on information that became available after the date of the Original 8-K. The disclosure contained in Item 5.02 of the Original 8-K is hereby supplemented and amended by the disclosure contained in Item 5.02 of this Amendment.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on April 4, 2023, Anthony P. Bihl III was appointed as Interim Chief Executive Officer of the Company and as a Class III director of the Company, effective April 5, 2023.

On April 6, 2023, the Company entered into an employment agreement, effective as of April 5, 2023 (the “Employment Agreement”), with Anthony P. Bihl III to serve as the Company’s Interim Chief Executive Officer. The Employment Agreement has no term and provides for an annualized base salary of $751,000 and an annual performance bonus with an annualized target of 100% of Mr. Bihl’s then-current annual base salary. Additionally, the Employment Agreement provides that Mr. Bihl shall receive (i) an award of options to purchase 198,000 shares of Company Class A common stock and (ii) an award of restricted stock units with respect to 76,000 shares of the Company’s Class A common stock, in each case to be granted on or around April 10, 2023 and vesting in full on the one-year anniversary of the commencement of Mr. Bihl’s employment.

In the event Mr. Bihl’s employment is terminated by the Company without cause or by Mr. Bihl for good reason during the two-year period immediately following a change in control (as each term is defined in the Employment Agreement), Mr. Bihl will be entitled to full acceleration of all of his outstanding equity awards and a lump sum payment equal to the sum of (i) 18 months of his then-current monthly base salary, (ii) 150% of his then-current target annual bonus, and (iii) 18 months of COBRA premium payments based on the coverages in effect as of the date of Mr. Bihl’s termination of employment. All of Mr. Bihl’s severance benefits are subject to his execution of a release of claims and his continued compliance with his restrictive covenant agreement, attached as an exhibit to the Employment Agreement, which includes perpetual confidentiality and non-disparagement covenants, invention assignment provisions, and 12 month post-employment non-competition and non-solicitation covenants (extended to 18 months if Mr. Bihl’s termination occurs within the two year period following a change in control).

The foregoing description of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, which is included as Exhibit 10.1 to this Current Report on Form 8-K and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are included with this Current Report on Form 8-K:

Exhibit No.

10.1	Employment Agreement between Anthony P. Bihl III and Bioventus Inc., dated as of April 5, 2023.

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded with the Inline XBRL document.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BIOVENTUS INC.

Date: April 11, 2023	By:	/s/ Anthony D’Adamio
Anthony D’Adamio
Senior Vice President and General Counsel